Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-204914) of OncoMed Pharmaceuticals, Inc. and

(2) Registration Statements (Form S-8 Nos. 333-190932, 333-194867, 333-201707, 333-210081, 333-215409 and 333-222411) pertaining to the 2013 Equity Incentive Award Plan, the 2013 Employee Stock Purchase Plan, and the 2004 Stock Incentive Plan of OncoMed Pharmaceuticals, Inc.

of our report dated March 8, 2018, with respect to the financial statements of OncoMed Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Redwood City, California

March 8, 2018